Exhibit 99.1

Hawthorn Bancshares Reports Third Quarter 2026 Results

Jefferson City, MO — October 30, 2026 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK), (the “Company”), the bank holding company for Hawthorn Bank, reported third quarter 2026 net income of $7.1 million, or earnings per diluted share (“EPS”) of $1.01.
Third Quarter 2026 Results
•Net income improved $0.9 million, or 15.2%, to $7.1 million from the third quarter 2025 (the "prior year quarter"). Adjusted net income(a) for the third quarter 2026 was $8.6 million. The efficiency ratio was 65.00% compared to 62.30% for the prior year quarter. The adjusted efficiency ratio(a) for the third quarter 2026 was 55.64%.
•EPS of $1.01, an improvement of $0.13 per share, or 15%, from the prior year quarter. Adjusted EPS(a) for the third quarter 2026 was $1.23, an increase of 38.2% over the prior year quarter.
•Net interest margin, fully taxable equivalent ("FTE") improved in the third quarter 2026 to 4.41% compared to 4.16% for the second quarter 2026 (the "prior quarter”) and 3.97% for the prior year quarter
•Provision for credit losses was $0.1 million higher than the prior quarter
•Return on average assets and equity of 1.48% and 14.91%, respectively. Adjusted return on average assets(a) and equity(a) of 1.80% and 18.17%, respectively.
•Loans increased $273.8 million, or 19.3%, and deposits increased $302.8 million, or 20.3%, compared to the prior quarter, mainly due to acquisition of FSC Bancshares, Inc.
•Investments increased $41.7 million, or 17.7%, compared to the prior quarter, mainly due to acquisition of FSC Bancshares, Inc.
•Credit quality remained stable with non-performing assets to total loans of 0.59% compared to 0.48% in the prior year quarter
•Remained "well capitalized" with total risk-based capital of 14.29%
•Book value per share was $27.29, an increase of $0.79, or 3.0%, compared to the prior quarter and $3.53, or 14.9%, compared to the prior year quarter. Tangible book value per common share(a) was $23.58 for the third quarter 2026.
(a)Represents a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section for a reconciliation of this measure

(unaudited)
$000, except per share data

	September 30,	June 30,	September 30,
	2026	2026	2025
Balance sheet information
Total assets	$2,141,080	$1,773,040	$1,932,105
Loans held for investment	1,690,134	1,416,360	1,514,002
Investment securities	277,904	236,171	226,017
Deposits	1,790,950	1,488,189	1,525,917
Total stockholders’ equity	191,040	182,794	164,938

Market and per share data
Book value per share	$27.29	$26.50	$23.76
Tangible book value per share (a)	23.58	26.51	23.88
Market price per share	38.02	39.30	31.04
Diluted earnings per share (QTR)	1.01	1.06	0.88
Adjusted diluted earnings per share (QTR) (a)	1.23	1.12	0.88
(a)Represents a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section for a reconciliation of this measure

Financial Results for the Third Quarter 2026
Earnings
Net income for the third quarter 2026 was $7.1 million, a decrease of $0.26 million, or 3.6%, from the prior quarter, and an increase of $0.9 million, or 15.2%, from the prior year quarter. Diluted EPS decreased to $1.01 for the third quarter 2026 compared to $1.06 for the prior quarter and $0.88 for the prior year quarter.

Net Interest Income and Net Interest Margin
Net interest income for the third quarter 2026 was $19.3 million, an increase of $2.0 million from the prior quarter, and an increase of $2.4 million from the prior year quarter.
Interest income increased $1.8 million compared to the prior year quarter, driven primarily by higher rates on earning assets in the current quarter, while interest expense decreased $0.7 million compared to the prior year quarter due to lower costs on deposits. Net interest margin, on an FTE basis, was 4.41% for the current quarter, compared to 4.16% for the prior quarter, and 3.97% for the prior year quarter.
The yield earned on average loans held for investment increased to 6.42%, on an FTE basis, for the third quarter 2026, compared to 6.18% for the prior quarter and 6.12% for the prior year quarter.

The average cost of deposits was 2.13% for the third quarter 2026, compared to 2.13% for the prior quarter and 2.36% for the prior year quarter. Non-interest bearing demand deposits as a percent of total deposits was 26.6% as of September 30, 2026, compared to 28.0% and 27.8% at June 30, 2026 and September 30, 2025, respectively.

Non-interest Income
Total non-interest income for the third quarter 2026 was $3.7 million, a decrease of $1.7 million, or 31.1%, from the prior quarter, and no change from the prior year quarter. The decrease during the quarter was primarily due the recognition of a gain on the sale of a bank administrative office that was no longer being used in the prior quarter that did not recur during the third quarter 2026.
Non-interest Expense
Total non-interest expense for the third quarter 2026 was $14.9 million, an increase of $1.2 million, or 8.7%, from the prior quarter, and an increase of $2.1 million, or 16.6%, from the prior year quarter.
The third quarter 2026 efficiency ratio was 65.00% compared to 60.73% and 62.30% for the prior quarter and prior year quarter, respectively. The improvement in the current quarter compared to the prior year quarter was primarily due to higher net interest margin and an increase in non-interest income.
Acquisition related expenses for the third quarter 2026 was $2.0 million, an increase of $1.4 million, or 251.2%, from the prior quarter. No acquisition related expenses were paid in the prior year quarter.

Income Taxes
Total income tax provision expense for the third quarter 2026 was $0.8 million, a decrease of $0.8 million, or 51.1%, from the prior quarter, and a decrease of $0.6 million, or 42.2%, from the prior year quarter, reflecting an effective tax rate of 10.0%, 17.96%,and 18.1%, respectively. The decrease in the effective tax rate during the third quarter 2026 was due to the utilization of federal income tax credits purchased at a discount which reduced tax expense during the quarter.

Loans
Loans held for investment increased $273.8 million, or 19.3%, to $1.69 billion as of September 30, 2026 compared to June 30, 2026, and increased $176.1 million, or 11.6% from September 30, 2025. The increases are mainly attributed to the acquisition of FSC Bancshares, Inc.
Investments
Investments increased $41.7 million, or 17.7%, to $277.9 million as of September 30, 2026 compared to June 30, 2026, and increased $51.9 million, or 23.0%, from September 30, 2025. The increases are mainly attributed to the acquisition of FSC Bancshares, Inc.
Asset Quality
Non-performing assets to total loans was 0.59% at September 30, 2026, 0.53% at June 30, 2026, and 0.48% at September 30, 2025. Non-performing assets totaled $9.9 million at September 30, 2026, compared to $7.5 million and $7.3 million at June 30, 2026 and September 30, 2025, respectively. The increase in the current year quarter compared to the prior year quarter was due to an increase in non-accrual loans within the commercial loan segment.
In the third quarter 2026, the Company had net loan charge-offs of $0.07 million, or 0.02% annualized, of average loans, compared to net loan charge-offs of $0.14 million, or 0.04% of average loans, and $0.04 million, or 0.01% annualized, of average loans, in the prior quarter and prior year quarter, respectively.
The Company provided a provision for credit losses of $0.3 million for the third quarter 2026 compared to providing a $0.2 million provision in the prior quarter, and providing a $0.4 million provision for the prior year quarter.
The allowance for credit losses at September 30, 2026 was $24.4 million, or 1.45% of outstanding loans, and 248.71% of non-performing loans. At June 30, 2026, the allowance for credit losses was $20.7 million, or 1.46% of outstanding loans, and 311.50% of non-performing loans. At September 30, 2025, the allowance for credit losses was $21.9 million, or 1.45% of outstanding loans, and 446.02% of non-performing loans. The allowance for credit losses represents management’s best estimate of expected losses inherent in the loan portfolio and is commensurate with risks in the loan portfolio as of September 30, 2026 as determined by management. The increase in the current quarter is largely driven by the Day 1 allowance for credit losses recorded in conjunction with the acquisition of FSC Bancshares, Inc.

Deposits

Total deposits at September 30, 2026 were $1.79 billion, an increase of $302.8 million, or 20.3%, from June 30, 2026, and an increase of $265.0 million, or 17.4% annualized, from September 30, 2025. The increases were mainly attributed to the acquisition of FSC Bancshares, Inc.
Capital
The Company maintains its “well capitalized” regulatory capital position. At September 30, 2026, capital ratios were as follows: total risk-based capital to risk-weighted assets 14.29%; tier 1 capital to risk-weighted assets 13.04%; common equity tier 1 10.15%; tier 1 leverage 12.59%; and common equity to assets 8.92%.
Pursuant to the Company's Repurchase Plan, management is given discretion to determine the number and pricing of the shares to be purchased under the plan, as well as the timing of any such purchases. The Board of Directors amended the plan on July 29, 2026 to increase the authorized repurchase limit to $10 million. The Company repurchased 12,000 common shares under the repurchase plan during the first nine months of 2026 at an average cost of $32.68 per share totaling $0.4 million. As of September 30, 2026, $10.0 million remains available for share repurchases pursuant to the plan.
On October 30, 2026, the Company's Board of Directors approved a quarterly cash dividend of $0.21 per common share, payable January 1, 2027 to shareholders of record at the close of business on December 15, 2026.
Merger with FSC Bancshares, Inc.
On September 3, 2026, the Company completed its acquisition of FSC Bancshares, Inc. and its wholly owned subsidiary, Farmers State Bank (collectively, “FSC”) whereby FSC Bancshares, Inc. was merged with and into Hawthorn Bancshares, Inc. and Farmers State Bank was merged with and into Hawthorn Bank. Pursuant to the merger agreement executed on April 29, 2026, the Company paid $17.0 million of cash consideration and issued 413,042 shares of Company stock. The Company and the Bank assumed all of the assets and liabilities of the FSC entities with which they merged by operation of law. The acquisition added 9 full-service branch locations located in northern Missouri.

Farmers State Bank's results of operations were included in Hawthorn's consolidated results of operations beginning September 3, 2026. Hawthorn will operate Farmers State Bank as a separate division of Hawthorn Bank until it is merges with and into Hawthorn Bank, which is expected to occur in March 2027.

[Tables follow]

FINANCIAL SUMMARY
(unaudited)
$000, except per share data

	Three Months Ended
	September 30,	June 30,	September 30,
Statement of income information:	2026	2026	2025
Total interest income	$26,774	$24,352	$25,003
Total interest expense	7,484	7,094	8,138
Net interest income	19,290	17,258	16,865
Provision for credit losses	300	238	375
Non-interest income	3,704	5,377	3,716
Investment securities gains net	98	280	105
Non-interest expense	14,945	13,747	12,821
Pre-tax income	7,847	8,930	7,490
Income taxes	785	1,604	1,358
Net income	$7,062	$7,326	$6,132

Earnings per share:
Basic:	$1.01	$1.06	$0.89
Adjusted basic (a):	$1.23	$1.13	$0.89
Diluted:	$1.01	$1.06	$0.88
Adjusted diluted (a):	$1.23	$1.12	$0.88

		Nine Months Ended
		September 30,
Statement of income information:		2026	2025
Total interest income		$75,519	$72,372
Total interest expense		21,869	24,072
Net interest income		53,650	48,300
Provision for (release of) credit losses		611	(16)
Non-interest income		12,180	10,725
Investment securities gains net		383	102
Non-interest expense		41,693	37,589
Pre-tax income		23,909	21,554
Income taxes		3,778	3,938
Net income		$20,131	$17,616

Earnings per share:
Basic:		$2.90	$2.54
Adjusted basic (a):		$3.20	$2.54
Diluted:		$2.90	$2.53
Adjusted diluted (a):		$3.20	$2.53
(a)Represents a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section for a reconciliation of this measure

FINANCIAL SUMMARY (continued)
(unaudited)
$000

	As of or for the three months ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Performance Ratios
Return on average assets	1.48%	1.63%	1.33%
Adjusted return on average assets (c)	1.80	1.73	1.33
Return on average common equity	14.91	16.39	15.21
Adjusted return on average common equity (c)	18.17	17.38	15.21
Return on average tangible common equity (c)	17.30	16.39	15.21
Adjusted return on average tangible common equity (c)	21.09	17.38	15.21
Net interest margin (FTE)	4.41	4.16	3.97
Efficiency ratio	65.00	60.73	62.30
Adjusted efficiency ratio (c)	55.64	58.27	62.30

Asset Quality Ratios
Non-performing loans (a)	$9,828	$6,655	$4,911
Non-performing assets	9,929	7,500	7,336
Net charge-offs	67	138	41
Net charge-offs to average loans (b)	0.02%	0.04%	0.01%
Allowance for credit losses to total loans	1.45	1.46	1.45
Non-performing loans to total loans	0.58	0.47	0.32
Non-performing assets to loans	0.59	0.53	0.48
Non-performing assets to total assets	0.46	0.42	0.38
Allowance for credit losses on loans to non-performing loans	248.71	311.50	446.02

Capital Ratios
Average stockholders' equity to average total assets	9.92%	9.94%	8.74%
Period-end stockholders' equity to period-end assets	8.92	10.31	8.54
Total risk-based capital ratio	14.29	16.40	14.90
Tier 1 risk-based capital ratio	13.04	15.15	13.65
Common equity Tier 1 capital	10.15	12.07	10.71
Tier 1 leverage ratio	12.59	12.91	11.97
(a)Non-performing loans include loans 90-days past due and accruing and non-accrual loans.
(b)Annualized
(c)Represents a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section for a reconciliation of this measure

Non-GAAP Financial Measures
(unaudited)
$000, except per share data

	Quarter Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Adjusted net income:
Net income	$7,062	$7,326	$6,132	$20,131	$17,616
Add: Acquisition Costs	1,955	557	—	2,634	—
Less: Tax effect(a)	(411)	(117)	—	(553)	—
Adjusted net income	$8,606	$7,766	$6,132	$22,212	$17,616
Weighted average common shares outstanding	6,999,449	6,895,811	6,908,248	6,931,289	6,942,053
Diluted weighted average common shares outstanding	7,017,346	6,906,497	6,922,020	6,946,821	6,955,109
Earnings per common share	$1.01	$1.06	$0.89	$2.90	$2.54
Adjusted earnings per common share	$1.23	$1.13	$0.89	$3.20	$2.54
Diluted earnings per common share	$1.01	$1.06	$0.88	$2.90	$2.53
Adjusted diluted earnings per common share	$1.23	$1.12	$0.88	$3.20	$2.53

(a)Represents the tax impact of the adjustments at a tax rate of 21%, plus permanent tax expense associated with merger related transactions

	Quarter Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Adjusted return on average assets:
Net income	$7,062	$7,326	$6,132	$20,131	$17,616
Adjusted net income	8,606	7,766	6,132	22,212	17,616
Average assets	$1,895,259	$1,803,267	$1,828,679	$1,847,395	$1,815,457
Return on average assets	1.48%	1.63%	1.33%	1.46%	1.30%
Adjusted return on average assets	1.80%	1.73%	1.33%	1.61%	1.30%

	Quarter Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Adjusted return on average common equity:
Net income	$7,062	$7,326	$6,132	$20,131	$17,616
Adjusted net income	8,606	7,766	6,132	22,212	17,616
Average common equity	187,933	179,233	159,900	181,838	155,690
Less: goodwill and other intangible assets	(25,999)	—	—	(25,999)	—
Average tangible common equity	$161,934	$179,233	$159,900	$155,839	$155,690
Return on average common equity	14.91%	16.39%	15.21%	14.80%	15.13%
Adjusted return on average common equity	18.17%	17.38%	15.21%	16.33%	15.13%
Return on average tangible common equity	17.30%	16.39%	15.21%	17.27%	15.13%
Adjusted return on average tangible common equity	21.09%	17.38%	15.21%	19.06%	15.13%

	Quarter Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Adjusted Efficiency Ratio
Non-interest expense	$14,945	$13,747	$12,821	$41,693	$37,589
Less: acquisition costs	(1,955)	(557)	—	(2,634)	—
Less core deposit intangible amortization	(196)	—	—	(196)	—
Adjusted non-interest expense	$12,794	$13,190	$12,821	$38,863	$37,589

Net interest income	19,290	17,258	16,865	53,650	48,300
Non-interest income	3,704	5,377	3,716	12,180	10,725
Total income	$22,994	$22,635	$20,581	$65,830	$59,025
Efficiency Ratio	65.00%	60.73%	62.30%	63.33%	63.68%
Adjusted Efficiency Ratio	55.64%	58.27%	62.30%	59.04%	63.68%

	Quarter Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Tangible common stockholders' equity:
Total stockholders' equity	$191,040	$182,794	$164,938
Less: goodwill and other intangible assets	(25,999)	—	—
Tangible common stockholders' equity	$165,041	$182,794	$164,938
Weighted average common shares outstanding	6,999,449	6,895,811	6,908,248
Diluted weighted average common shares outstanding	7,017,346	6,906,497	6,922,020
Book value per common share	$27.29	$26.51	$23.88
Tangible book value per common share	$23.58	$26.51	$23.88
Book value per diluted common share	$27.22	$26.47	$23.83
Tangible book value per diluted common share	$23.52	$26.47	$23.83

About Hawthorn Bancshares
Hawthorn Bancshares, Inc., a bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank, which has served families and businesses for more than 160 years providing a range of business and personal banking services and wealth management services. Hawthorn Bank operates branch offices in central, southern, northwest Missouri, and also the Kansas City metropolitan area, including one branch in Kansas.
Contact:
Hawthorn Bancshares, Inc.
Brent M. Giles
Chief Executive Officer
TEL: 573.761.6100
www.HawthornBancshares.com
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company's Quarterly Report on Form 10-Q is filed. Statements made in this press release that suggest the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company disclaims any obligation to update any forward-looking statement or to publicly announce the results of any revisions to any of the forward-looking statements included herein, except as required by law.